                                                                    EXHIBIT 10.1


                              AMENDED AND RESTATED
                              --------------------


                              FINANCING AGREEMENT
                              -------------------



                      THE CIT GROUP/BUSINESS CREDIT, INC.

                                  (AS LENDER)


                                      AND


                            PLASTIC CONTAINERS, INC.
                                 (as Borrower)



                               DECEMBER 17, 1996

                               TABLE OF CONTENTS



                                                        Page
                                                        ----

SECTION  1.  Definitions..............................   3

SECTION  2.  Conditions Precedent.....................  19

SECTION  3.  Revolving Loans..........................  22

SECTION  4.  Letters of Credit........................  26

SECTION  5.  Collateral...............................  29

SECTION  6.  Representations, Warranties and Covenants  31

SECTION  7.  Interest, Fees and Expenses..............  37

SECTION  8.  Powers...................................  39

SECTION  9.  Events of Default and Remedies...........  40

SECTION 10.  Termination                                42

SECTION 11.  Miscellaneous............................  43

EXHIBITS
--------

     Exhibit A - Borrowing Base Report

SCHEDULES
---------

     Schedule 1 - Existing Liens
     Schedule 2 - Location of Collateral and Chief Executive Office

     THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC") with offices located at 1211 Avenue of the Americas, New York, New York 10036, is pleased to confirm the terms and conditions under which CITBC shall make revolving loans, advances and other financial accommodations to Plastic Containers, Inc. (herein the "Company"), a Delaware corporation with a principal place of business at One Aerial Way, Syosset, New York 11791.

PRELIMINARY STATEMENTS
----------------------

The Company and CITBC are parties to that certain Financing Agreement dated as of October 30, 1995, as amended from time to time prior to the date hereof (the "Original Financing Agreement"). The Company and CITBC now wish to amend and restate the Original Financing Agreement, all as hereinafter set forth.

STATEMENT OF AGREEMENT
----------------------

The Company and CITBC desire that the Original Financing Agreement be amended and restated in its entirety subject to and in accordance with the terms and conditions set forth herein. It being the intention of the Company and CITBC that this Amended and Restated Financing Agreement and the execution and delivery of any other documents or agreements in connection therewith shall not effect a novation of the Obligations of the Company under the Original Financing Agreement, but merely a restatement and, where applicable, a substitution of the terms governing and evidencing such Obligations as of the effective date.

Upon and after the effective date hereof, all references to the "Financing Agreement" in any document now or hereafter entered into between us shall mean this Amended and Restated Financing Agreement. Without limiting the generality of the foregoing, the liens securing all or any part of the Obligations and all of the Collateral described in the Original Financing Agreement do and shall continue (without any break in the continuity thereof) to secure the payment of all Obligations of the Company under this Amended and Restated Financing Agreement.

Accordingly, in consideration of the mutual agreements contained herein, and subject to the terms, provisions and conditions hereof, the Original Financing Agreement is hereby amended and restated in its entirety and superseded and replaced by the terms, provisions and conditions hereof, and the parties hereto agree, as follows:


SECTION 1.  DEFINITIONS
            -----------

ACCOUNTS shall mean all now existing and future:  (A) accounts (as defined in
--------
the U.C.C.) and any and all other receivables created by or arising from the sale of goods or rendition of services, (whether or not specifically listed on schedules furnished to CITBC), including any and all instruments (as defined in the U.C.C.), documents (as defined in the U.C.C.), contract rights (as defined in the U.C.C.), and chattel paper (as defined in the U.C.C.) created solely by or arising solely from the sale of goods or rendition of services and representing an amount payable with respect to any such sales of goods or renditions of services, including, without limitation, all accounts created by or arising from all sales of goods or rendition of services to customers, and all accounts arising from sales or rendition of services made under any trade names or styles, or through any divisions; (B) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (C) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (D) reserves and credit balances arising hereunder; (E) guarantees or collateral for any of the foregoing; (F) insurance policies or rights relating to any of the foregoing; and (G) cash and non-cash proceeds of any and all the foregoing.

ACCOUNTS RECEIVABLE ADVANCE PERCENTAGE shall have the meaning specified in
--------------------------------------
Section 3, Paragraph 1 hereof.

ACTUAL CONSOLIDATED INTEREST COVERAGE RATIO shall mean a ratio determined as of
-------------------------------------------
the relevant calculation date by dividing consolidated EBITDA for the Company and its subsidiaries (including, without limitation, the Guarantors) by consolidated Interest Expense for the Company and its subsidiaries (including, without limitation, the Guarantors) for the 12 month period ending on such date.

ANNIVERSARY DATE shall mean the date occurring seven (7) years from the date
----------------
hereof and the same date in every year thereafter.

APPLICABLE MARGIN shall mean the increment over the Chase Bank Rate or Libor as
-----------------
determined at the beginning of each Fiscal Quarter based upon the Funded Debt Ratio calculated as at the end the prior Fiscal Quarter and shall be equal to:


FUNDED DEBT               INCREMENT OVER Chase   INCREMENT OVER
RATIO                           BANK RATE             LIBOR
------------------------  ---------------------  ---------------

Less than 2.5 to 1                0%                 1.00%

2.5 to 1 but less than
3.0 to 1                          0.25%              1.25%

3.0 to 1 but less than
3.5 to 1                          0.25%              1.50%

3.5 to 1 but less than
4.0 to 1                          0.50%              1.75%

Equal to or greater than
4.0 to 1                          0.50%              2.00%

Notwithstanding the foregoing the Applicable Margin in effect from the Closing Date until the first day of the first Fiscal Quarter commencing thereafter shall be 0.25% with respect to the Chase Bank Rate and 1.5% with respect to Libor.

AVAILABILITY shall mean at any time the excess of the sum of a) Eligible
------------
Accounts Receivable multiplied by the Accounts Receivable Advance Percentage and
b) Eligible Inventory multiplied by the Inventory Advance Percentage, provided that the amount computed pursuant to (i) clause a) and b) with respect to Eligible Accounts Receivable and Eligible Inventory of Caribbean shall not exceed the Caribbean Loan Cap and (ii) clause (b) shall not exceed the Inventory Loan Cap, over the outstanding aggregate amount of all Obligations of the Company.

BORROWING BASE REPORT shall have the meaning specified in Section 3, Paragraph
---------------------
2(b) of this Financing Agreement.

BUSINESS DAY shall mean any day that CITBC is open for business in New York, New
------------
York, which is not (i) a Saturday, Sunday or legal holiday in the state of New York or (ii) a day on which banking institution chartered by the state of New York or the United States are legally required to close.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures
--------------------
of the Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Company.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed)
-------------
which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Company.

CAPITALIZED LEASE OBLIGATIONS shall mean any obligation to pay rent or other
-----------------------------
amounts under a Capital Lease, and, for the purposes of this Financing Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

CARIBBEAN shall mean Continental Caribbean Containers, Inc., a Delaware
---------
Corporation and a wholly owned subsidiary of the Company.

CARIBBEAN LOAN CAP shall mean $2,000,000 in the aggregate at any one time
------------------
outstanding.

CARIBBEAN CONDITIONS PRECEDENT shall have the meaning specified in Section 2(b)
------------------------------
hereof.

CHASE BANK RATE shall mean the rate of interest per annum announced by Chase
---------------
Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank to its borrowers).

CITBC COMMITMENT LETTER shall have the meaning specified in Section 2(a),
-----------------------
Paragraph s hereof.

CLOSING DATE shall mean the date on or after the date hereof upon which CITBC
------------
makes the initial extension of credit hereunder whether in the form of Revolving Loans or Letters of Credit.

COLLATERAL shall mean all present and future Accounts, Inventory, Documents of
----------
Title and Other Collateral.

COLLATERAL MANAGEMENT FEE shall mean the sum of $75,000.00 which shall be paid
-------------------------
to CITBC in accordance with paragraph 8 of Section 7 hereof to offset the expenses and costs of CITBC in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for the
--------------------------
Company and its consolidated subsidiaries (including, without limitation, CPC and Caribbean) eliminating all inter-company transactions and prepared in accordance with GAAP.

CONSOLIDATED CASH FLOW shall mean, for any period, the Consolidated Net Income
----------------------
of the Company and its subsidiaries (including, without limitation, the Guarantors) for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum of : (i) all income taxes of the Company and its subsidiaries (including, without limitation, the Guarantors) paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) all interest expense of the Company and its subsidiaries (including, without limitation, the Guarantors) paid or accrued in accordance with GAAP (net of any interest income) for such period (including amortization of original issue discount and the interest portion of deferred payment obligations); (iii) depreciation; (iv) amortization, including, without limitation, amortization of capitalized debt issuance costs; and (v) any other non-cash charges to the extent deducted from Consolidated Net Income (including non-cash expenses recognized in accordance with Financial Accounting Standards Bulletin Number 106).

CONSOLIDATED INTEREST COVERAGE RATIO shall mean, the ratio of (i) Consolidated
------------------------------------
Cash Flow of the Company and its subsidiaries (including, without limitation, the Guarantors) for the four full Fiscal Quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Consolidated Interest Coverage Ratio hereunder (the "Transaction Date") to (ii) all cash and non-cash interest expense (including capitalized interest) of the Company and its subsidiaries (including, without limitation, the Guarantors) determined in accordance with GAAP (net of any interest income to the extent received in cash by the Company or its subsidiaries and exclusive of deferred financing fees) and the aggregate amount of cash dividends or other distributions declared or paid on capital stock (other than common stock) of the Company and its subsidiaries (including, without limitation, the Guarantors), in each case for such four full Fiscal Quarters period. For purposes of this definition, if the Transaction Date occurs prior to the date on which the Company's consolidated financial statements for the four full Fiscal Quarters subsequent to the date on which the Senior Notes were originally issued are first available, "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated, in the case of the Company, after giving effect on a pro forma basis as if the Senior Notes outstanding on the Transaction Date were issued on the first day of such four full Fiscal Quarter period. In addition and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated after giving effect on a pro forma basis for the period of such calculation to (x) the incurrence of any Indebtedness of the Company and its subsidiaries (including, without limitation, the Guarantors) at any time during the period (the "Reference Period") (A) commencing on the first day of the four full Fiscal Quarter period for which financial statements are available that precedes the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period; provided that if the Company or any of its
                             --------
subsidiaries (including, without limitation, the Guarantors) directly or indirectly guarantees Indebtedness of a third person (that is, any person other than the Company or the Guarantors), the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any of its subsidiaries (including, without limitation, the Guarantors) had directly incurred such guaranteed Indebtedness and (y) any asset sales or asset acquisitions (including, without limitation, any asset acquisition giving rise to the need to make such calculation as a result of the Company or any of its subsidiaries (including, without limitation, the Guarantors and any subsidiary which becomes a subsidiary as a result of the asset acquisition) incurring acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such asset acquisitions, as if such asset sale or asset acquisition and/or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this "Consolidated Interest Coverage Ratio," (1) subject to clause
(3) below, interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to accrue at a fixed rate per annum equal to the rate of interest on such
                                 --- -----
Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, or eurocurrency interbank offered rate, or other rates, then the interest rate based upon a factor of a prime or similar rate shall be deemed to have been in effect; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate protection obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of
                   --- -----
such agreements.

CONSOLIDATED NET INCOME shall mean for any period, the aggregate of net income
-----------------------
(loss) determined in accordance with GAAP (which in the case of the Company shall include any cash interest payment received on the Continental Can Note) (herein the "Net Income") of the Company and its subsidiaries (including, without limitation, the Guarantors) for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income
                                    --------  -------
of any person (the "Other Person") in which the Company and/or its subsidiaries (including, without limitation, the Guarantors) has a joint interest with a third party (which interest does not cause the income of such Other Person to be consolidated into the net income of the Company and/or its subsidiaries (including, without limitation, the Guarantors) in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Company and/or its subsidiaries (including, without limitation, the Guarantors), (ii) the Net Income of any subsidiary of the Company and its subsidiaries (including, without limitation, the Guarantors) that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation,
(iii) the Net Income of any subsidiary acquired in a pooling of interests transaction for any period prior to the date of the acquisition of such subsidiary shall be excluded, and (iv) any net gain or loss resulting from an asset sale by the Company or any of its subsidiaries (including, without limitation, the Guarantors) other than in the ordinary course of business shall be excluded.

CONTINENTAL CAN NOTE shall mean the promissory note dated December 17, 1996
--------------------
issued by Continental Can Company, Inc., in the principal amount of $30,000,000, with principal and interest payable on June 15, 2007.

CPC shall mean Continental Plastic Containers, Inc.,  a Delaware Corporation and
---
a wholly owned subsidiary of the Company.

CURRENT ASSETS shall mean those assets which in accordance with GAAP are
--------------
classified as current.

CURRENT LIABILITIES shall mean, wherever used through out this Financing
-------------------
Agreement, those liabilities which in accordance with GAAP, are classified as "current", provided, however, that notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities".

CUSTOMARILY PERMITTED LIENS shall mean
---------------------------

  (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate at any one time;

  (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

  (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

  (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which in the aggregate (i) do not materially interfere with the occupation, use or enjoyment of the property so encumbered and (ii) does not materially and adversely diminish the value of such property.

DEFAULT shall mean any event specified in Section 9 hereof, whether or not any
-------
requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the
------------------------
sum of: a) four percent (4%) and b) the Chase Bank Rate, which CITBC shall be entitled to charge the Company on all Obligations due CITBC by the Company to the extent provided in Paragraph 2 of Section 9 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall have the meaning specified in Section 3, Paragraph 4
-------------------
hereof.

DISQUALIFIED STOCK shall mean any capital stock which, by its terms (or by the
------------------
terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the termination of this Financing Agreement and payment of all Obligations hereunder.

DOCUMENTATION FEE shall mean I) the sum included in the Loan Facility Fee
-----------------
intended to compensate CITBC for the use of CITBC's in-house Legal Department and facilities in documenting, in whole or in part, the initial transaction solely on behalf of CITBC, exclusive of Out-of-Pocket Expenses, and II) CITBC's standard fees computed based upon the hourly allocated cost thereof determined by CITBC from time to time and relating to the preparation by CITBC's in-house Legal Department of any and all future modifications, waivers, releases or amendments with respect to this Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all present and future warehouse receipts, bills
------------------
of lading, shipping documents, instruments and similar documents evidencing ownership of, or the right to receive or dispose of, Inventory, all whether negotiable or not and all Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Company terminates this
----------------------
Financing Agreement or the Line of Credit which date is prior to the expiration of three (3) years from the date hereof.

EARLY TERMINATION FEE shall:  X) mean the fee CITBC is entitled to charge the
---------------------
Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to the expiration of three (3) years from the date hereof and (y) shall be equal to: (I) $375,000 if the Early Termination Date occurs on or before one (1) year from the date hereof; (II) $300,000 if the Early Termination Date occurs after one (1) year from the date hereof but prior to the expiration of two (2) years from the date hereof; (III) $200,000 if the Early Termination Date occurs after two (2) years from the date hereof but prior to the expiration of three (3) years from the date hereof; and (IV) $0 if the Early Termination Date occurs after three (3) years from the date hereof.

EBITDA shall mean, in any period, all earnings (including any cash interest
------
payment received by the Company with respect to the Continental Can Note) before all (i) interest and tax obligations, (ii) depreciation and (iii) amortization for said period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Company.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of CPC's and, upon
----------------------------
satisfaction of the Caribbean Conditions Precedent, Caribbean's Trade Accounts Receivable that are payable in cash or on open account terms in the ordinary course of business of CPC and Caribbean and are payable in cash or on open account terms in the ordinary course of business of CPC and Caribbean and are not evidenced by an instrument, note or chattel paper and are subject to a valid, first priority and fully perfected security interest in favor of CITBC and which conform to the warranties contained herein and at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, less, without duplication, the sum of a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and
b) reserves for: I) sales to the United States of America or to any agency, department or division thereof; II) foreign sales other than sales x) secured by stand-by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, or y) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and such sales do not exceed $5,000,000.00 in the aggregate at any one time; III) accounts that remain unpaid more than one hundred eighty (180) days from invoice date or ninety (90) days from due date, provided that the aggregate amount of Eligible Accounts Receivable which are unpaid more than sixty (60) days from due date shall not exceed at any time the lesser of (x) $1,500,000 or (y) five percent (5%) of total Eligible Accounts Receivable at such time; IV) amounts representing contra accounts or other offsets; V) sales to any subsidiary, or to any company affiliated with the Company or any Guarantor in any way; VI) bill and hold (deferred shipment) or consignment sales; VII) sales to any customer which is a) insolvent, b) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, c) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or d) financially unacceptable to CITBC or has a credit rating unacceptable to CITBC in the exercise of CITBC's reasonable business judgment; VIII) all sales to any customer if fifty percent (50%) or more of either x) all outstanding invoices or y) the aggregate dollar amount of all outstanding invoices, are unpaid more than the applicable time periods specified in clause iii) above; IX) any other reasons deemed necessary by CITBC in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of CITBC; and X) an amount representing, historically, returns, discounts, claims, credits and allowances (herein "Dilution Reserve"), provided that no such Dilution Reserve shall be established or maintained unless and until such time as the monthly average (computed for any consecutive 2 year period) of such returns, discounts, claims, credits and allowances exceeds six percent (6%) of the monthly average of total sales for such 2 year period.

ELIGIBLE INVENTORY shall mean the gross amount of CPC's and, upon satisfaction
------------------
of the Caribbean Conditions Precedent, Caribbean's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of CITBC and which conforms to the warranties contained herein and which at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment less any work-in-process, supplies (other than raw material), goods not present in the United States of America or, upon satisfaction of the Caribbean Conditions Precedent, Puerto Rico, goods returned or rejected by the Company's or the Guarantors' customers other than goods that are undamaged and resalable in the normal course of business, goods to be returned to the Company's or the Guarantors' suppliers, goods in transit to third parties (other than the Company's or the Guarantors' agents or warehouses), commencing six (6) months after the date hereof Inventory in possession of a warehouseman, bailee or other third party unless such warehouseman, bailee or other third party has executed a notice of security interest agreement (in form and substance satisfactory to CITBC) and CITBC has taken all other action required to perfect its security interest in such Inventory and less any reserves required by CITBC in its reasonable discretion for market value declines and bill and hold (deferred shipment) or consignment sales.

EQUIPMENT shall mean all present and hereafter acquired machinery, equipment,
---------
furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended
-----
from time to time and the rules and regulations promulgated thereunder from time to time.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 9 of this
-------------------
Financing Agreement.

EXECUTIVE OFFICERS shall mean the Chairman, President, Chief Executive Officer,
------------------
Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Assistant Treasurer, Controller and Secretary of the Company.

FISCAL QUARTER shall mean each three (3) month period ending on March 31, June
--------------
30, September 30, and December 31 of each year.

FISCAL YEAR shall mean each twelve (12) month period commencing on January 1 of
-----------
each year and ending on the following December 31.

FIXED CHARGE COVERAGE RATIO shall mean, for the relevant period, the ratio
---------------------------
determined by dividing EBITDA by the sum of (i) all interest obligations paid or due, (ii) the amount of principal repaid or scheduled to be repaid on the Senior Notes, (iii) Capital Expenditures and (iv) all federal, state and local income tax expenses due and payable after giving effect to applicable net operating losses.

FUNDED DEBT shall mean the sum of the outstanding balances of (i) the Senior
-----------
Notes and (ii) Obligations hereunder.

FUNDED DEBT RATIO shall mean a ratio determined by dividing Funded Debt by
-----------------
EBITDA calculated for the twelve (12) month period then ended.

GAAP shall mean generally accepted accounting principles in the United States of
----
America as in effect from time to time and for the period as to which such accounting principles are to apply.

GUARANTIES shall have the meaning specified in Section 2(a), Paragraph (d) of
----------
this Financing Agreement.

GUARANTOR SECURITY AGREEMENTS shall mean the Security Agreement dated of even
-----------------------------
date executed by the Guarantors and all other pledge and/or security agreements that may at any time be executed by the Guarantors in favor of CITBC, including, without limitation, all such documents that may be executed in connection with the satisfaction of the Caribbean Conditions Precedent.

GUARANTORS shall mean CPC and Caribbean.
----------

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or
------------
otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise) or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INTERCOMPANY LIEN shall have the meaning specified in Section 2(b)b) hereof.
-----------------

INTERCOMPANY NOTE shall have the meaning specified in Section 2(b)b) hereof.
-----------------

INTEREST EXPENSE shall mean total interest obligations (paid or accrued)
----------------
determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Company.

INVENTORY shall mean all present and hereafter acquired inventory (as defined in
---------
the U.C.C.) and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods - and any and all proceeds thereof of whatever sort.

INVENTORY ADVANCE PERCENTAGE shall have the meaning specified in Section 3,
----------------------------
Paragraph 1 hereof.

INVENTORY LOAN CAP shall have the meaning specified in Section 3, Paragraph 1
------------------
hereof.

ISSUING BANK shall mean the bank issuing Letters of Credit for the Company.
------------

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of
-----------------
CITBC by the Issuing Bank for or on behalf of the Company.

LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by CITBC to the
-------------------------
Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's Reimbursement Agreement, Application for Letter of Credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee CITBC may charge the Company
-----------------------------
under paragraph 3 of Section 7 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding the Company in obtaining Letters of Credit.

LIBOR shall mean at any time of determination, and subject to availability, for
-----
each interest period the higher of the applicable London Interbank Offered Rate paid in London on dollar deposits from other banks as (x) quoted by Chase Bank,
(y) published under "Money Rates" in the New York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor then in any publication used in the New York City financial community or
(z) determined by CITBC based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London Time).

LIBOR LOAN shall mean those Revolving Loans for which the Company has elected to
----------
use Libor for interest rate computations.

LIBOR PERIOD shall mean the Libor for one month, two month, three month or six
------------
month U.S. dollar deposits, as selected by the Company.

LIGHT MONITORING ARRANGEMENT shall have the meaning specified in Section 3,
----------------------------
Paragraph 2(b) of this Financing Agreement.

LIGHT MONITORING CONDITIONS shall have the meaning specified in Section 3,
---------------------------
Paragraph 2(b) of this Financing Agreement.

LIGHT MONITORING TERMINATION OPTION shall have the meaning specified in Section
-----------------------------------
3, Paragraph 2(c) hereof.

LINE OF CREDIT shall mean the commitment of CITBC to make Revolving Loans to,
--------------
and open Letters of Credit for, the Company pursuant to Sections 3 and 4 of this Financing Agreement in the aggregate amount equal to $50,000,000.00.

LINE OF CREDIT FEE shall:  X) mean the fee due CITBC at the end of each month
------------------
for the Line of Credit, and Y) be computed at the applicable rate set forth below on the difference between (i) the Line of Credit and (ii) the sum of the average daily outstanding balance of Revolving Loans and average daily balance of outstanding Letters of Credit (herein such difference shall be referred to as the "Unused Line"). The applicable rate shall be: (A) one quarter of one percent (1/4 of 1%) per annum on the amount of the Unused Line up to $25,000,000; and (B) one half of one percent ( 1/2 of 1%) per annum on the amount of the Unused Line in excess of $25,000,000.

LOAN FACILITY FEE shall mean the fee payable to CITBC in accordance with, and
-----------------
pursuant to, the provisions of Paragraph 7 of Section 7 of this Financing Agreement.

MERRYWOOD AGREEMENT shall mean the Stock Purchase Agreement dated as of October
-------------------
22, 1996 by and among the Company, Continental Can, Merrywood and Plaza Limited.

NET WORTH shall mean assets in excess of liabilities, and determined in
---------
accordance with GAAP, on a consistent basis with the latest audited statements.

THE 1996 LEASEBACK GUARANTEE shall mean the guaranty of the Company, which is
----------------------------
described in clause (vi) of paragraph 8 of Section 11 of this Financing
Agreement.

THE 1996 LEASEBACK SUBORDINATED LIENS shall mean (x) the subordinated security
-------------------------------------
interests by the Company in the Continental Can Note, which is described in clause (vi) of paragraph 8 of Section 11 of this Financing Agreement and (y) the subordinated security interest granted by CPC in its Accounts and Inventories, which is described in clause (v) of paragraph 8 of Section 11 of this Financing Agreement.

OBLIGATIONS shall mean all Revolving Loans and other advances made or to be made
-----------
by CITBC to the Company or to others for the Company's account; any and all indebtedness and obligations which may at any time be owing by the Company to CITBC howsoever arising, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CITBC by the Company under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the Company and CITBC; indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims (other than as a result of actions of CITBC) arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money; the Company's liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the Company's account and benefit.

OPERATING LEASES shall mean all leases of property (whether real, personal or
----------------
mixed) other than Capital Leases.

OTHER COLLATERAL shall mean all now owned and hereafter acquired deposit
----------------
accounts maintained with any bank or financial institution into which the proceeds of Accounts or Inventory are deposited; all cash and other monies and property in the possession or control of CITBC, to the extent that such cash, money or property represents proceeds of Inventory or Accounts; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of CITBC's present and future expenses
----------------------
incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to reasonable attorney's fees, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any amounts paid by CITBC, incurred by or charged to CITBC by the Issuing Bank under the Letter of Credit Guaranty or the Company's Reimbursement Agreement, Application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, fees and taxes relative to the filing of financing statements, and all expenses, costs and fees set forth in paragraph 3 of Section 9 of this Financing Agreement.

PATENTS shall mean all present and hereafter acquired patents and/or patent
-------
rights and all cash and non-cash proceeds thereof.

PERMITTED ASSET DISPOSITIONS shall mean (i) sales of assets (other than
----------------------------
Collateral) which are sold for fair market value with eighty-five percent (85%) or more of the sales proceeds payable in cash and applied in accordance with the provisions of the Senior Notes, including without limitation Section 4.15(a)(i) thereof, all as in effect on the date hereof and (ii) any sale, transfer or disposition of assets (other than Collateral) permitted under the Senior Note Indenture (as in effect on the date hereof and without giving effect to any future amendment thereto).

PERMITTED ENCUMBRANCES shall mean:  I) the Intercompany Lien, the 1996
----------------------
Sale/Leaseback Subordinated Liens, liens and security interests securing the Senior Notes, liens and security interests (other than with respect to Collateral) otherwise permitted under the terms of the Senior Notes (as in effect on the date hereof and without giving effect to any future amendment thereto) and not inconsistent with any provision contained in this definition of Permitted Encumbrances, liens listed on Schedule 1 hereto and other liens expressly permitted, or consented to, by CITBC; II) liens arising pursuant to Capitalized Lease Obligations and Purchase Money Liens; III) Customarily Permitted Liens; IV) liens granted CITBC by the Company and/or the Guarantors;
V) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000.00 (other than liens bonded or insured to the reasonable satisfaction of CITBC); VI) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not x) other than with respect to Real Estate, senior to the liens of CITBC or y) for taxes due the United States of America; VII) leases and subleases of Real Estate which do not interfere with the ordinary conduct of the business of the Company and/or the Guarantors and which are made on customary and usual terms applicable to similar properties;
VIII) liens on the assets or property (other than Collateral) of a subsidiary of the Company existing at the time such subsidiary became a subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such subsidiary becoming a subsidiary of the Company; provided,
                                                                       --------
that such liens do not extend to or cover any property or assets of the Company or any of its subsidiaries (other than the property or assets so acquired); IX) liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a lien permitted under this Financing Agreement and is permitted to be refinanced under this Financing Agreement; provided, that such
                                                           --------
liens do not extend to or cover any Collateral and/or property or assets of the Company or any of its subsidiaries not securing the Indebtedness so refinanced; and (X) in addition to liens permitted under the foregoing clauses, liens securing an aggregate of $5,000,000 of Indebtedness or other obligations, provided such Indebtedness is Permitted Indebtedness hereunder and
             --------
is not secured by any Collateral hereunder.


PERMITTED INDEBTEDNESS shall mean:  I) current indebtedness maturing in less
----------------------
than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; II) the indebtedness secured by the Purchase Money Liens or arising out of Capitalized Lease Obligations; III) Subordinated Debt; IV) indebtedness arising under the Letters of Credit and this Financing Agreement; V) deferred taxes and other expenses incurred in the ordinary course of business; VI) the Senior Notes and other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing; VII) interest rate protection obligations covering Indebtedness of the Company and/or the Guarantors (which Indebtedness (A) bears interest at fluctuating interest rates and (B) is otherwise permitted to be incurred hereunder and under the Senior Notes) to the extent the notional principal amount of such interest rate protection obligation does not exceed the principal amount of the Indebtedness to which such interest rate protection obligations relate; VIII) without duplication, Indebtedness secured by a Permitted Encumbrance; IX) Indebtedness if, immediately after giving effect thereto, the Consolidated Interest Coverage Ratio of the Company and its subsidiaries (including, without limitation, the Guarantors) would be greater than or equal to 2.25 to 1 on or prior to December 31, 1999 and 2.50 to 1 on or after January 1, 2000; X) Indebtedness representing Permitted Intercompany Payments and/or Permitted Investments; and XI) any replacements, renewals refinancing and extensions of the Indebtedness incurred under clauses vi) and
ix) hereof, provided, that any such replacements, renewals, refinancings and extensions (A) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended, and (B) shall not exceed the principal amount (plus accrued interest) of the Indebtedness being replaced, renewed, refinanced or extended, provided that in any instance hereunder pursuant to clauses (i)
          -------- ----
through (xi), the Permitted Indebtedness is not secured by nor are any liens permitted with respect to the Collateral.

PERMITTED INTERCOMPANY PAYMENTS shall mean (i) the advances of the proceeds of
-------------------------------
Revolving Loans from the Company to CPC and Caribbean as provided in Section 3, Paragraph 9 hereof , (ii) any payments from CPC and Caribbean to the Company (whether as a dividend, distribution, loan, advance or otherwise) for the purpose of enabling the Company to make payments (whether constituting principal, interest or other amounts due) with respect to the Senior Notes,
(iii) any payments from CPC and Caribbean to the Company (whether as a dividend, distribution, loan, advance or otherwise) for the purpose of enabling the Company to make payment of any Obligations owing to CITBC hereunder, (iv) any payment by the Company or the Guarantors to Continental Can Company, Inc. permitted under the Senior Note Indenture (as in effect on the date hereof and without giving effect to any future amendment thereto), and (v) any payments by and among the Company and/or the Guarantors for the purpose of enabling the recipient of such payment to make any expenditure for working capital or other general corporate purposes not prohibited under Section 6, Paragraphs 9 and 10 hereof, provided that no such payments under clauses (ii), (iv) and (v) above shall be made unless after giving effect to any such intended payment the Company would have (x) an additional Availability hereunder of $5,000,000 or more and all of the debts, obligations and payables of the Company and the Guarantors are current in accordance with their usual business practices and (y) a consolidated Net Worth of at least $5,000,000 and provided further than no such payments under clauses
(ii), (iv) and (v) above shall be made unless after giving effect to any such intended payments no Default or Event of Default has occurred or would occur hereunder.

PERMITTED INVESTMENTS shall mean (i) obligations of the U.S. government due
---------------------
within one (1) year, (ii) certificates of deposit or Eurodollar deposits due within one (1) year with a commercial bank organized under the laws of the United States of America or any state thereof having capital funds of at least $500,000,000 or more, (iii) A-1, P-1 commercial paper; (iv) debt of any state or political subdivision that is rated A or better, and v) investments by the Company or any of its subsidiaries (x) in new wholly owned subsidiaries of the Company or its subsidiaries and (y) in entities that are not wholly owned subsidiaries not exceeding $5,000,000 in the aggregate during the term of this Financing Agreement, in each case for the purpose of acquiring businesses related to the Company's or any Guarantor's business, provided that after giving
                                                      -------- ----
effect to any Permitted Investment hereunder, (x) the Company would have an additional Availability hereunder of $5,000,000 or more and all of the debts, obligations and payables of the Company and the Guarantors are current in accordance with their usual business practices, (y) no Default or Event of Default has occurred or would occur hereunder and (z) with respect to clause v) above, the Company would have a consolidated Net Worth of at least $5,000,000.

PERMITTED RESTRICTED PAYMENTS shall mean:
-----------------------------

(a) any dividend or other distribution to shareholders of the Company (herein "Payment") if immediately after giving effect to such Payment, the aggregate of all Payments declared or made after the date on which the Senior Notes were originally issued does not exceed the sum of (a) 75% of the Consolidated Net Income of the Company (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) from January 1, 1997, and (b) 100% of the aggregate net cash proceeds and the fair market value of marketable securities received by the Company from the issue or sale, after the date on which the Senior Notes are originally issued, of capital stock (other than Disqualified Stock) of the Company, or any Indebtedness or other securities of the Company convertible into or exercisable for capital stock (other than Disqualified Stock) of the Company which has been so converted or exercised, as the case may be, plus (c) solely to the extent such payment is made to provide Continental Can Company, Inc. with the funds necessary to purchase shares of the Company pursuant to the Merrywood Agreement, $7,500,000, provided that at the time of any payment made pursuant to this clause (c), the Consolidated Interest Coverage Ratio of the Company computed on a pro forma basis is not less 2.75 to 1.

Notwithstanding the foregoing, no Permitted Restricted Payments shall be made unless after giving effect thereto the Company would have (x) an additional Availability of $5,000,000 or more and all of the debts, obligations and payables of the Company and the Guarantors are current in accordance with their usual business practices and (y) a consolidated Net Worth of at least $5,000,000.

PURCHASE MONEY LIENS shall mean liens on any assets or property (other than
--------------------
Collateral) acquired after the date of this Financing Agreement provided that:

i) each such lien shall attach only to the property to be acquired, II) a description of the property so acquired is furnished to CITBC, and III) the sum of (x) the debt incurred in connection with such acquisitions plus (y) Capitalized Lease Obligations shall not exceed in the aggregate for the Company and its subsidiaries (including, without limitation, for the Guarantors) the maximum amount of Capital Expenditures permitted under Section 6, Paragraph 10 hereof.

REAL ESTATE shall mean all fee and/or leasehold interests in the real property.
-----------

REVOLVING LOAN ACCOUNT shall have the meaning specified in Section 3, Paragraph
----------------------
6 hereof.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or
---------------
for the account of the Company by CITBC pursuant to Section 3 of this Financing Agreement.

SENIOR NOTES shall mean the Company's 10% Senior Notes due 2006 in the aggregate
------------
original principal amount of $125,000,000.00.

SENIOR NOTE GUARANTEES shall mean the joint and several guarantees of CPC and
----------------------
Caribbean of the obligations of the Company with respect to the Senior Notes.

SENIOR NOTE INDENTURE shall mean the indenture dated as of December 1, 1996
---------------------
among the Company, CPC, Caribbean and United States Trust Company of New York, as trustee

SUBORDINATED DEBT shall mean the debt due a Subordinating Creditor (and the note
-----------------
evidencing such) which has been subordinated, by the Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Company to CITBC.

SUBORDINATING CREDITOR shall mean any party now or hereafter executing a
----------------------
Subordination Agreement.

SUBORDINATION AGREEMENT shall mean an agreement in form and substance
-----------------------
satisfactory to CITBC in its reasonable judgment pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of the Obligations.

TRADE ACCOUNTS RECEIVABLE shall mean that portion of Accounts which arises from
-------------------------
the sale of Inventory or the rendition of services in the ordinary course of business.

TRADEMARKS shall mean all present and hereafter acquired trademarks and/or
----------
trademark rights (together with the goodwill associated therewith) and all cash and non-cash proceeds thereof.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.
---------------

U.C.C. shall mean the Uniform Commercial Code as in effect from time to time in
------
the state of New York.

SECTION 2. (a) CONDITIONS PRECEDENT TO CLOSING AND INITIAL FUNDING
               ---------------------------------------------------

  The obligation of CITBC to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

  a)  LIEN SEARCHES - CITBC shall have received tax, judgment and Uniform
      -------------
Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Company, CPC and Caribbean.

  b)  CASUALTY INSURANCE - The Company shall have delivered to CITBC evidence
      ------------------
satisfactory to CITBC that casualty insurance policies covering the Company, CPC and Caribbean and listing CITBC as loss payee or mortgagee, as the case may be, with respect to the Inventory, are in full force and effect, all as set forth in
Section 6, Paragraph 5 of this Financing Agreement.

  c)  UCC FILINGS - Any documents (including without limitation, financing
      -----------
statements) required to be filed in order to create, in favor of CITBC, a first and exclusive perfected security interest in the Collateral hereunder and under the Guarantor Security Agreement(s) with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on such Collateral. CITBC shall have received acknowledgment copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

  d)  GUARANTIES - The Guarantors shall have executed and delivered to CITBC
      ----------
guaranties, in form acceptable to CITBC, guaranteeing all present and future obligations of the Company to CITBC (herein the "Guaranties").

  e)   GUARANTOR SECURITY AGREEMENTS  Each Guarantor shall have executed and
       -----------------------------
delivered to CITBC a Guarantor Security Agreement and UCC financing statements and such other similar documents as CITBC may reasonably require to perfect its liens on the Collateral (all in form and substance satisfactory to CITBC).

  f)    OPINIONS - Counsel for the Company and the Guarantors shall have
        --------
delivered to CITBC opinions satisfactory to CITBC opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the U.C.C., ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws,
iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with CITBC: a) the Guaranties of the Guarantors and the Guarantor Security Agreements and; b) this Financing Agreement; and (c) all other loan documents of the Company and the Guarantors are x) valid, binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or the Guarantors (as the case may be) or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Company or the Guarantors is a signatory or by which they or their assets are bound.

  g)  ADDITIONAL DOCUMENTS - The Company shall have executed and delivered to
    ----------------------
CITBC all loan documents necessary to consummate the lending arrangement contemplated between the Company and CITBC.

  h)  ENVIRONMENTAL REPORT - CITBC shall have received, environmental audit
      --------------------
reports on i) all of the Company's and the Guarantor's leasehold and fee interests, and ii) the Company's and the Guarantor's waste disposal practices. The reports must x) be satisfactory to CITBC and y) not disclose or indicate any liability (real or potential) stemming from the Company's and the Guarantor's premises, its operations, its waste disposal practices or waste disposal sites used by them.

  i)  BOARD RESOLUTION - CITBC shall have received a copy of the resolutions of
      ----------------
the Board of Directors of (i) the Company authorizing the execution, delivery and performance of (x) this Financing Agreement, and (y) and other loan documents, and (ii) the Guarantors authorizing the execution, delivery and performance of (x) the Guaranties and Guarantor Security Agreements and (y) any other loan documents in each case certified by the Secretary or Assistant Secretary thereof as of the date hereof, together with a certificate of the Secretary or Assistant Secretary thereof as to the incumbency and signature of the officers executing such agreement and any certificate or other documents to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

  j)  CORPORATE ORGANIZATION - CITBC shall have received (i) a copy of the
      ----------------------
Certificate of Incorporation of the Company and the Guarantors certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Company and the Guarantors and certified by the Secretary or Assistant Secretary thereof.

  k)  OFFICER'S CERTIFICATE - CITBC shall have received an executed Officer's
      ---------------------
Certificate of the Company, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein and in the Guaranties and Guarantor Security Agreement are true and correct in all material respects on and as of the date hereof; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Event of Default has occurred.

  l)  ABSENCE OF DEFAULT - No Default, Event of Default or material adverse
      ------------------
change in the financial condition, business, prospects, profits, operations or assets of the Company or the Guarantors shall have occurred.

  m)  LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing
      ---------------------------
Agreement, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or the Guarantors or their assets, by any agency, division or department of any county, city, state or federal government arising out of or in connection with this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or z) to the best knowledge of the Company, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or the Guarantors or their assets, which, in the opinion of CITBC, if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company and/or the Guarantors.

  n)  DISBURSEMENT AUTHORIZATION - The Company shall have delivered to CITBC all
      --------------------------
information necessary for CITBC to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

  o)  EXAMINATION & VERIFICATION - CITBC shall have completed to the
      --------------------------
satisfaction of CITBC an examination and verification of the Accounts, Inventory, books and records of the Company and the Guarantors which examination shall indicate that, after giving effect to all loans, advances and extensions of credit to be made at closing, the Company shall have an opening additional Availability of $25,000,000, all as more fully required by the CITBC Commitment Letter. It is understood that such requirement contemplates that all debts, obligations and payables are current.

  p)   CASH BUDGET PROJECTIONS - CITBC shall have received, reviewed and be
       -----------------------
satisfied with a 12 month cash budget projection prepared by the Company in the form provided by CITBC.

  q)   COLLECTION ACCOUNTS - The Company shall have established a system of bank
       -------------------
accounts with respect to the collection of Accounts and the deposit of proceeds of Inventory as shall be acceptable to CITBC in all respects.

  r)   EXISTING REVOLVING CREDIT AGREEMENT - The Company's existing credit
       -----------------------------------
agreement with Citibank, N.A. shall be (x) terminated, (y) all loans and obligations of the Company and/or the Guarantors thereunder shall be paid or satisfied in full utilizing the proceeds of the initial Revolving Loans to be made under this Financing Agreement and (z) all liens upon or security interest in favor of Citibank, N.A. in connection therewith shall be terminated and/or released upon such payment.

  s)   CITBC COMMITMENT LETTER - The Company shall have fully complied, to the
       -----------------------
satisfaction of CITBC, with all of the terms and conditions of the commitment letter, dated July 31, 1995 issued by CITBC to, and accepted by, the Company.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and CITBC shall otherwise agree herein or in a separate writing.

 (b) CARIBBEAN CONDITIONS PRECEDENT
     ------------------------------

  Notwithstanding any provision to the contrary contained in this Financing Agreement, the inclusion of Accounts and Inventory of Caribbean within Eligible Accounts Receivable and Eligible Inventory and CITBC's obligation to make Revolving Loans and/or assist the Company in opening Letters of Credit under Sections 3 and 4 of this Financing Agreement with respect to such Eligible Accounts Receivable and Eligible Inventory of Caribbean shall be, and hereby is, subject to the fulfillment of the following conditions precedent to CITBC satisfaction (herein the "Caribbean Conditions Precedent"):

  a) the execution and delivery to CITBC of all documentation requested by CITBC to validly perfect CITBC's first and exclusive lien upon and security interest in all Accounts and Inventory of Caribbean (other than Permitted Encumbrances), including, without limitation, all documents required to be filed on the public records under the laws of Puerto Rico, all in form and substance satisfactory to CITBC;

  b) the execution and delivery to CITBC of all documentation requested by CITBC to (x) evidence outstanding intercompany advances from the Company to Caribbean, including, without limitation, a Promissory Note (herein the "Intercompany Note"), (y) secure such intercompany advances and Intercompany Note by a lien upon and security interest in all such Accounts and Inventory of Caribbean in favor of the Company (herein the "Intercompany Lien") and (z) pledge, assign and transfer to CITBC such Intercompany Note and Intercompany Lien as security for the Company's Obligations hereunder, all in form and substance satisfactory to CITBC;

  c)  the recordation of all such documents referred to in sub-paragraphs a) and
b) above required to be filed under the laws of Puerto Rico, and the completion of all other actions reasonably requested by CITBC or its counsel, to validly perfect the priority of such liens and security interests; and

  d) the Company shall pay to CITBC all Out-of-Pocket Expenses incurred by CITBC in connection with the satisfaction of the Caribbean Conditions Precedent, including the reasonable fees and disbursements of CITBC legal counsel in Puerto Rico and all applicable recording costs with respect thereto, all of which may (at CITBC's option) be charged to the Company's Revolving Loan Account in accordance with the provisions of Section 7, Paragraph 5 hereof.

SECTION 3.  REVOLVING LOANS
            ---------------

  1. CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to CITBC's right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts up to the sum of: A) eighty-five percent (85%) (herein the "Accounts Receivable Advance Percentage") of the outstanding Eligible Accounts Receivable of CPC and, upon satisfaction of the Caribbean Conditions Precedent, Caribbean and B) the lesser of (i) sixty percent (60%) (herein the "Inventory Advance Percentage") of the aggregate value of Eligible Inventory of CPC and, upon satisfaction of the Caribbean Conditions Precedent, Caribbean as determined at the lower of cost or market or (ii) $25,000,000 in the aggregate at any one time outstanding (herein the "Inventory Loan Cap"), provided that in no event shall the aggregate amount of all loans and advances against Eligible Accounts Receivable and Eligible Inventory of Caribbean exceed the Caribbean Loan Cap. All requests for loans and advances must be received by an officer of CITBC no later than 1:00 p.m., New York time,
of the day on which such loans and advances are required.   Each such request
for a Revolving Loan shall be subject to the terms and provisions of paragraph 9 of this Section 3 and shall be accompanied by: (i) a Borrowing Base Report;
(ii) a Certificate executed by the Company's chief financial officer setting forth what portion (if any) of the proceeds of such requested Revolving Loan are to be advanced by CPC and/or Caribbean to the Company and used for the purposes of making any payment (whether principal, interest or other amounts due) with respect to the Senior Notes. Each request shall constitute, unless otherwise disclosed to CITBC in writing, a representation and warranty by the Company that
(i) after giving effect to such requested Revolving Loan, no Default or Event of Default has occurred or would occur hereunder and (ii) such requested advance is within Availability and the Line of Credit. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

  2.(a) Subject to the provisions of subparagraph (b)of this Paragraph 2, of
Section 3 of this Financing Agreement, in furtherance of the continuing assignment and security interest in the Company's and

Guarantor's Accounts, the Company will, and it will cause each Guarantor to, upon the creation of Accounts, execute and deliver to CITBC in such form and manner as CITBC may reasonably require, solely for CITBC's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as CITBC may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as CITBC may reasonably require. In addition, upon CITBC's request the Company shall, and it shall cause each Guarantor to, provide CITBC with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as CITBC may reasonably require. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes CITBC to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

  (b) Until the Company is notified to the contrary as herein provided, CITBC shall handle the Company's account under a light monitoring arrangement (herein the "Light Monitoring Arrangement"), and the Company shall not be required to comply with the Collateral reporting requirements of Section 3, Paragraph 2(a) above so long as the Company provides to CITBC within ten (10) Business Days of the end of each month the reports with respect to Accounts and Inventory attached hereto as Exhibit A (herein collectively the "Borrowing Base Report") and within fifteen (15) Business Days of the end of each month a monthly ageing of Accounts and monthly inventory confirmation form, all in form satisfactory to CITBC, provided that the following conditions (herein collectively the "Light Monitoring Conditions") are met:

     (x)  The Company's Availability is $5,000,000 or more; and

     (y) No Default and/or Event of Default has occurred under the Financing Agreement.

Should either of the foregoing Light Monitoring Conditions not be met CITBC shall have the immediate right by notification to the Company, and to any applicable financial institution at which the Depository Account is maintained, to revoke this Light Monitoring Arrangement and require the Company to comply with all of the terms and provisions of subparagraph (a) of Paragraph 2 of this
Section 3 of this Financing Agreement.


  (c) In addition to any reports with respect to Collateral that the Company may be required to provide to CITBC pursuant to sub-paragraphs (a) and (b) above, upon satisfaction of the Caribbean Conditions Precedent, the Company shall provide to CITBC from time to time such Confirmatory Schedules of Assigned Accounts Receivable with respect to the Accounts of Caribbean (both with respect to the lien and security interest granted directly to CITBC by Caribbean to secure its Guaranty and the Intercompany Lien granted to the Company and assigned to CITBC) as CITBC shall reasonably require to perfect CITBC's lien upon and security interest in such Accounts of Caribbean under the laws of Puerto Rico.

  3. (a) The Company hereby represents and warrants that: each Trade Account Receivable (whether created by the Company's or either Guarantors' sales) is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by them in the ordinary course of business; the Inventory being sold and the Accounts created are their exclusive property and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Accounts are in their names and their customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which the Company has complied with the notice requirements of paragraph 5 of this Section 3. The Company confirms to CITBC that any and all taxes or fees relating to the Company's or the Guarantors business, sales, Accounts or Inventory relating thereto, are their sole responsibility and that same will be paid by them when due and that none of said taxes or fees represent a lien on or claim against such Accounts. The Company also warrants and represents that the Company and each Guarantor are duly and validly existing corporations and are qualified in all states where the failure to so qualify would have an adverse effect on their business or their ability to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain, and to cause each Guarantor to maintain, such books and records regarding Accounts as CITBC may reasonably require and agrees that the books and records of the Company and the Guarantors will reflect CITBC's interest in the Accounts. All of the books and records of the Company and the Guarantors will be available to CITBC at normal business hours, including any records handled or maintained for the Company or the Guarantors by any other company or entity.

  (b) The Company hereby represents, warrants and covenants that neither the Company nor any Guarantor:

      (i) has made, or will at any time hereafter make, any sale or other transfer of Inventory whereby chattel paper and/or an instrument (as such terms are defined in the U.C.C.) are created or arise from or in connection with such sale or other transfer; and
      (ii) has accepted or been issued, or will at any time hereafter accept or be issued, any such chattel paper and/or instrument with respect to, or evidencing the outstanding amount of any Account.

In addition, the Company further represents, warrants and covenants that it will execute and deliver to CITBC a certificate (in form and substance satisfactory to CITBC) certifying compliance (or non-compliance) by the Company and each of the Guarantors with the foregoing provisions of this subparagraph (b) on (x) the dates and at the times it is required to deliver Borrowing Base Reports under
Section 3, Paragraph 2 hereof and (y) at any other time upon the reasonable request of CITBC.

  4. Until CITBC has advised the Company to the contrary after the occurrence of an Event of Default, the Company may and will, and will cause each Guarantor to, enforce, collect and receive all amounts owing on their Accounts for CITBC's benefit and on CITBC's behalf, but at their expense; such privilege shall terminate automatically upon the institution by or against the Company or any Guarantor of any proceeding under any bankruptcy or insolvency law or, at the election of CITBC, upon the occurrence of any other Event of Default and until such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction. Any checks, cash, notes or other instruments or property received by the Company or the Guarantors with respect to any Accounts or the sale of Inventory shall be held by them in trust for CITBC, separate from their own property and funds, and immediately turned over to CITBC with proper assignments or endorsements by deposit to the special depository accounts in the Company's name designated by CITBC for such purposes (the "Depository Accounts"). The institutions holding Depository Accounts will be instructed that when it is satisfied that such funds on deposit are "good funds" such institution will remit such "good funds" to the Company's operating account, which shall be an account (other than a payroll account) with an institution in the United States. Notwithstanding the foregoing or anything herein contained to the contrary, if (i) any one of the Light Monitoring Conditions is not met or (ii) CITBC exercises the Light Monitoring Termination Option then CITBC may upon concurrent notice to the Company advise the institutions holding Depository Accounts to remit all amounts then or thereafter on deposit in such Depository Accounts to CITBC to be applied by CITBC to the reduction of the Obligations in such order as CITBC may determine. CITBC will promptly rescind such instructions upon the Light Monitoring Conditions being met to its satisfaction. All amounts received by CITBC in payment of Accounts will be credited to the Company's Revolving Loan Account upon CITBC's receipt of "collected funds" at CITBC's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 pm or on the next succeeding Business Day if received after 1:00 pm. No checks, drafts or other instrument received by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected.

  5. The Company agrees to notify CITBC promptly of any matters materially affecting the value, enforceability or collectibility of any of the Company's or the Guarantor's Accounts and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Company agrees to, and shall cause each Guarantor to, issue credit memoranda promptly (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until CITBC has notified the Company that an Event of Default has occurred and that all future credits or allowances are to be made only after CITBC's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction and on notice from CITBC, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company and the Guarantors, marked with CITBC's name and held by them for CITBC's account as owner and assignee.

  6. CITBC shall maintain a separate account on its books in the Company's name (herein the "Revolving Loan Account") in which the Company will be charged with Revolving Loans and other advances made by CITBC to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to CITBC by the Company. Subject to the provisions of Paragraph 4 of Section 3 of this Financing Agreement, the Company will be credited with all amounts received by CITBC from the

Company or from others for the Company's account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company or any Guarantor be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Company's or Guarantors' contracts or obligations relating to the Accounts.

  7. After the end of each month, CITBC shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CITBC and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and CITBC unless CITBC receives a written statement of the exceptions within sixty (60) days of the date of the monthly statement.

  8. In the event that the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (x) the maximum amount thereof available under Section 3 hereof or (y) the Line of Credit (herein the amount of any such excess under clauses (i) or (ii) shall be referred to as the "Excess") such Excess shall be due and payable to CITBC immediately upon CITBC's demand therefor.

  9. The Company agrees that in the event it receives the proceeds of any requested Revolving Loan, it shall immediately remit one hundred percent (100%) of such proceeds to CPC and, upon satisfaction of the Caribbean Conditions Precedent, Caribbean based upon the respective Eligible Accounts Receivable and Eligible Inventory of each such Guarantor for such subsidiary's Working Capital purposes and for other general corporate purposes not prohibited under Section 6, Paragraphs 9 and 10 hereof. The Company further irrevocably authorizes and instructs CITBC to advance the proceeds of each such requested Revolving Loan directly to the operating account of CPC and, upon satisfaction of the Caribbean Conditions Precedent, Caribbean as the case may be, all as more fully set forth in the Disbursement Authorization executed in conjunction herewith. In addition, the Company hereby agrees that CITBC shall have no obligation to make any requested Revolving Loan to the Company hereunder to the extent that the proceeds thereof are to be used to make any payment with respect to the Senior Notes unless after giving effect thereto the Company would have (x) an additional Availability hereunder of $5,000,000 or more and in each case, all of the debts, obligations and payables of the Company and the Guarantors are current in accordance with their usual business practices and (y) a consolidated Net Worth of at least $5,000,000.

SECTION 4.  LETTERS OF CREDIT
            -----------------

     In order to assist the Company in establishing or opening Letters of Credit with an Issuing Bank for the benefit of (a) CPC based upon CPC's Eligible Accounts Receivable and Eligible Inventory and (b) Caribbean, provided that (i) the Caribbean Conditions Precedent have been satisfied and then based upon Caribbean's Eligible Accounts Receivable and Eligible Inventory or (ii) after giving effect to any such Letter of Credit the Company's Availability hereunder would be $5,000,000 or more, the Company has requested CITBC to join in the applications for such Letters of

Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CITBC's credit to the Company and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

  1. Within the Line of Credit and Availability, CITBC shall assist the Company in obtaining Letter(s) of Credit in an amount not to exceed $10,000,000 in the aggregate outstanding at any one time. CITBC's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in CITBC's sole discretion. It is understood that the form and purpose of each Letter of Credit must be acceptable to CITBC in its reasonable business judgment. Any and all outstanding Letters of Credit shall be treated as a Revolving Loan for Availability purposes. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or an Event of Default, CITBC's assistance in connection with the Letter of Credit Guaranty shall be in CITBC's sole discretion unless such Default and/or Event of Default is cured to CITBC's satisfaction or waived by CITBC in writing.

  2. CITBC shall have the right, without notice to the Company, to charge the Company's Revolving Loan Account on CITBC's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under the Letters of Credit Guaranty at the earlier of a) payment by CITBC under the Letters of Credit Guaranty, or b) the occurrence of an Event of Default. Any amount charged to Company's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 7, Paragraph 1 of this Financing Agreement.

  3. The Company unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CITBC under the Letters of Credit Guaranty. The Company further agrees to hold CITBC harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence or willful misconduct. The Company agrees that any charges incurred by CITBC for the Company account by the Issuing Bank shall be conclusive on CITBC and may be charged to the Company's account.

  4. CITBC shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any Collateral.

  5. The Company agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not put CITBC in any resulting liability to the Company. In furtherance thereof, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from the Company.

  6. Without CITBC's express consent and endorsement in writing, the Company agrees: a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by CITBC, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptances or rejection of any documents or goods.

  7. The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with; and any certificates in that regard that CITBC may at any time request will be promptly furnished. In this connection, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

  8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the

Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 5.  COLLATERAL
            ----------

  1. As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of its:

 (a) present and hereafter acquired Inventory;

 (b) present and future Accounts;

 (c) present and future Documents of Title; and

 (d) present and hereafter acquired Other Collateral.

 2.  The security interests granted hereunder shall extend and attach to:

  (a) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account; and

  (b) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which are used or useable in the finished goods or products manufactured or processed by the Company, or in connection with the sale and/or shipment thereof.

  3. The Company agrees to safeguard, protect and hold all Inventory for CITBC's account and make no disposition thereof except in the regular course of the business of the Company as herein provided. Until CITBC has given the Company notice to the contrary, as provided for below, any Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms currently being extended by the Company to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITBC in accordance with paragraph 4 of Section 3 of this Financing Agreement. CITBC shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction, in which event no further disposition shall be made of the Inventory by the Company without CITBC's prior written approval. Sales of Inventory in which a lien upon, or security interest in, Inventory is retained by the Company shall be made by the Company only with the approval of CITBC, and the proceeds of such sales or sales of Inventory for cash shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Company to CITBC in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

  4. The Company agrees at its own cost and expense to keep its Equipment in as good and substantial repair and condition as the same is now, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary.

  5. The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

  6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

  7. Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the account of the Company when due.

  8. The Company shall cause each Guarantor to give to CITBC, from time to time such pledge or security agreements with respect to their Accounts, Inventory, Documents of Title and Other Collateral as CITBC shall require to obtain valid first liens thereon.

  9. The Company agrees to use its best efforts to obtain Landlord's Waivers (in form and substance satisfactory to CITBC) with respect to the Company's and the Guarantors' leased locations with ninety (90) days of the date hereof and to advise CITBC of the status of all such waivers by the end of such ninety (90) days period.

SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS
            -----------------------------------------

  1. The Company hereby warrants and represents and/or covenants that: i) the fair value of the Company's and each Guarantors' assets exceeds the book value of their respective liabilities; ii) the Company and each Guarantor is generally able to pay its debts as they become due and payable; and iii) the Company and each Guarantor does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents that Schedule 2 hereto correctly and completely sets forth the locations of the Company's and each Guarantors' Chief Executive Office and all Collateral hereunder and under the Guarantor Security Agreements; except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that the Company will at its expense forever warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of the Company, CPC or Caribbean and that the Equipment is and will only be used by the Company, CPC or Caribbean in their respective businesses and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company, CPC or Caribbean without the prior written approval of CITBC except for obsolete Equipment or Equipment no longer needed in the Company's, CPC's or Caribbean's business.

  2. The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as CITBC shall reasonably require.
The Company agrees that CITBC or its agents may enter upon the Company's premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Company agrees to afford CITBC prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens thereon. The Company is also to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein.

  3. The Company agrees to: execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, and schedules as CITBC may reasonably require, designating, identifying or describing the Collateral pledged to CITBC hereunder. The Company's failure, however, to promptly give CITBC such statements, or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

  4. The Company agrees to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CITBC is hereby authorized by the Company to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever CITBC may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITBC's custodians; keeping stock records; transferring proceeds of Collateral to CITBC's possession by deposit to the Depository Accounts; and performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement.

  5. The Company agrees to maintain insurance on the Real Estate owned by it or either Guarantor, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC. All policies covering the Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may require to fully protect CITBC's interest in the Inventory and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CITBC, premium prepaid, with the loss payable endorsement in CITBC's favor with respect to Inventory, and shall provide for not less than thirty (30) days prior written notice to CITBC of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, CITBC may arrange for such insurance, but at the Company's expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by CITBC or cured to CITBC's satisfaction, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or the Company, to file claims with respect to Inventory under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under
any such insurance policies.   In the event of any loss or damage by fire or
other casualty, insurance proceeds relating to Inventory shall be applied to the Company's Revolving Loan Account;

  6. The Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings or if any lien shall be claimed thereunder x) for taxes due the United States of America or y) which in CITBC's reasonable opinion might create a valid obligation having priority over the rights granted to CITBC herein, CITBC may, on the Company's behalf pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand, provided that prior to the occurrence of an Event of Default hereunder CITBC shall give the Company prior notice of any such intended payment by CITBC.

  7. The Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Company's business; provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company. The Company hereby indemnifies CITBC and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur (other than as a result of actions of CITBC) in connection with: any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's real property; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this paragraph 7 if (i) the failure to comply with the requirements of this paragraph 7 resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach and (iii) such failure is cured within sixty (60) days following the Company's receipt of notice of such failure.

  8. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless CITBC shall have otherwise consented in writing, the Company will furnish to CITBC, within ninety (90) days after the end of each Fiscal Year of the Company, an audited Consolidated Balance Sheet as at the close of such year and audited consolidated statements of profit and loss, cash flow and reconciliation of surplus of the Company and all subsidiaries (including, without limitation, the Guarantors) for such year, audited by independent public accountants selected by the Company and satisfactory to CITBC; within sixty (60) days after the end of each Fiscal Quarter an unaudited Consolidated Balance Sheet as at the end of such period and unaudited consolidated statements of profit and loss, cash flow and surplus of the Company and all subsidiaries (including, without limitation, the Guarantors) certified by an authorized financial or accounting officer of the Company; and within thirty (30) days after the end of each month an unaudited Consolidated Balance Sheet as at the end of such period and unaudited consolidated statements of profit and loss, cash flow and surplus of the Company and all subsidiaries (including, without limitation, the Guarantors) for such period, certified by an authorized financial or accounting officer of the Company; without duplication, any financial statements and any material notices which the Company is required to deliver pursuant to the terms of the Senior Notes; and from time to time, such further information regarding the business affairs and financial condition of the Company and such subsidiaries (including, without limitation, the Guarantors) as CITBC may reasonably request, including without limitation annual cash flow projections in form satisfactory to CITBC and the accountants management practice letter. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, Treasurer or Assistant Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no default or condition which, with the passage of time or notice, or both, would constitute a Default or Event of Default under this Financing Agreement, provided, however, that if any such
                                           ------------------
officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) the Company has not received any notice of cancellation with respect to its property insurance policies; and
(iii) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

  9. Until termination of this Financing Agreement and payment and satisfaction of all Obligations hereunder, the Company agrees that, without the prior written consent of CITBC, except as otherwise herein provided, the Company will not nor will it permit any subsidiary (including, without limitation, any Guarantor) to and shall cause each subsidiary not to :

  A. Mortgage, assign, pledge, otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

 B.    Incur or create any Indebtedness other than the Permitted Indebtedness;
 C. Borrow any money on the security of its Inventory or Accounts from sources other than CITBC;

 D. Sell, lease, assign, transfer or otherwise dispose of i) Collateral hereunder and under the Guarantor Security Agreements, except as otherwise specifically permitted by this Financing Agreement or such Guarantor Security Agreements, and ii) any assets (which do not constitute such Collateral) except Permitted Assets Dispositions;

 E. Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by them, except that (i) either Guarantor may be merged into the Company with the Company being the surviving corporation thereof, (ii) the Company and/or any Guarantor may change its name and/or the location of its chief executive office, and (iii) any entity may be merged with and into the Company or any Guarantor, provided that:

       (x) the Company or any such Guarantor shall be the surviving corporation thereof, and
       (y) after giving effect to any such merger:

       (A) the consolidated Net Worth of the Company and its subsidiaries (including, without limitation, the Guarantors) shall be equal to or greater than the consolidated Net Worth of the Company and its subsidiaries (including, without limitation, the Guarantors) immediately prior to such merger;

       (B) no Default or Event of Default has occurred or would occur as a result thereof;

       (C) the Consolidated Interest Coverage Ratio of the Company and its subsidiaries (including, without limitation, the Guarantors) shall in no event be less than (x) 2.25 to 1, if the effective date of such merger is prior to January 1, 2000 or (y) 2.50 to 1, if the effective date of such merger is on or after January 1, 2000; and


       (D) the Company would have an additional Availability of $5,000,000 or more;

       provided that with respect to each of (i), (ii), and (iii) in the first
       -------- ----
       paragraph of this Paragraph E (x) CITBC receives thirty (30) days prior written notice thereof and (y) the Company and/or the Guarantors promptly executes and delivers any and all documents and/or agreements reasonably requested by CITBC to preserve and maintain CITBC's liens upon and security interests in the Collateral and the priority of such liens and security interests and to evidence the assumption by the surviving corporation of all of the Company's and/or the Guarantor's obligations to CITBC under this Financing Agreement and the Guaranties and Guarantor Security Agreements;

  F. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except (i) pursuant to the Guaranties and Guarantor Security Agreement, (ii) the Senior Note Guarantees, (iii) the 1996 Leaseback Guaranty, (iv) other guarantees permitted under the terms of the Senior Notes (as in effect on the date hereof and without giving effect to any future amendment thereto) and (v) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

  G. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except i) Permitted Intercompany Payments; ii) Permitted Restricted Payments; and except that the Guarantors may declare and pay dividends on their capital stock in an amount sufficient to enable the Company to a) make scheduled payments of principal and interest due on the Senior Notes; or b) redeem the capital stock owned by its retired, deceased or terminated officers or shareholders which the Company is contractually obligated to redeem, provided that in no event shall the aggregate amount of any dividend to permit the Company to make the redemption contemplated under this clause
       (b) exceed $100,000.00 in the aggregate in any Fiscal Year; or c) pay income or franchise taxes of the Guarantors due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Guarantors are included; provided that, in any instance under this subparagraph G (other than clause a) above, after giving effect to such payment, no Default or Event of Default has occurred hereunder; or

  H. Make any advance or loan to, or any investment in, any firm, entity, person or corporation except (i) the Permitted Intercompany Payments,
       (ii) Accounts created or arising in the
       ordinary course of business, (iii) investments by the Company in the Guarantors, (iv) advances to employees in connection with business expenses incurred in the ordinary course of business (v) Permitted Investments and (vi) Permitted Restricted Payment, provided that after giving effect to any Permitted Restricted Payment no Default or Event of Default has occurred or would occur hereunder.

   10. Until termination of this Financing Agreement and payment and satisfaction of all Obligations hereunder, without the prior written consent of CITBC, the Company will not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease, or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) in the aggregate amount for the Company and its subsidiaries (including, without limitation, the Guarantors) in excess of $75,000,000 during any consecutive three (3) Fiscal Years, provided that in no event shall the aggregate amount of Capital Expenditures for the Company and its subsidiaries (including, without limitation, the Guarantors) in any Fiscal Year exceed $30,000,000, or incur any Capitalized Lease Obligations if after giving effect thereto the aggregate Capitalized Lease Obligations of the Company and its subsidiaries (including, without limitation, the Guarantors) entered into after December 31, 1996 would exceed $10,000,000.

  11. Until termination of this Financing Agreement and payment satisfaction of all Obligations hereunder, the Company shall maintain at all times during the particular fiscal periods below, a consolidated Net Worth of the Company and its subsidiaries (including, without limitation, the Guarantors) of not less than $1.00.

  12. Until termination of this Financing Agreement and payment and satisfaction of all Obligations hereunder, the Company shall maintain, as at the end of each Fiscal Quarter during each fiscal period below :

  (a) a consolidated Fixed Charge Coverage Ratio of the Company and its subsidiaries (including, without limitation, the Guarantors) of at least:

FISCAL PERIOD                                  RATIO
-------------                                  -----

 12 Months ending June 30, 1997              0.85 to 1
 12 Months ending September 30, 1997         0.85 to 1
 Fiscal Year ending December 31, 1997        1.00 to 1
 Fiscal Year ending December 31, 1998        1.00 to 1
 Fiscal Year ending December 31, 1999        1.10 to 1
 Fiscal Year ending December 31, 2000        1.10 to 1
 Fiscal Year ending December 31, 2001 and
   thereafter                                1.20 to 1

  (b) an Actual Consolidated Interest Coverage Ratio of the Company and its subsidiaries (including, without limitation, the Guarantors) of at least 2.25 to 1 as of the end of each Fiscal Quarter in the

Fiscal Years 1996 through 1999 and 2.50 to 1 as of the end of each Fiscal Quarter in the Fiscal Years 2000 and thereafter..

  13. The Company agrees to advise CITBC in writing of: a) all expenditures (actual or anticipated) in excess of $150,000.00 for x) environmental clean-up,
y) environmental compliance or z) environmental testing and the impact of said expenses on the Company's Working Capital; and b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company, which liability the Company determines in its reasonable business judgement could equal or exceed $150,000 and to provide CITBC with copies of all such notices if so required.

  14. Without the prior written consent of CITBC, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate of the Company except (i) Permitted Intercompany Payments, (ii) sales or other transfers of Equipment by and among the Company and the Guarantors provided that (x) such sales or other transfers are made in arms length transactions for fair consideration and (y) no Default or Event of Default has occurred and (iii) sales or other transfers of Inventory by and among the Company and/or the Guarantors provided that (x) such sales or other transfers are made in arms length transactions for fair consideration, (y) the aggregate amount of all such sales or other transfers during any Fiscal Year does not exceed the lesser of (A) $1,000,000 or (B) 7 1/2% of total Inventory at such time and (z) no Default or Event of Default has occurred.

SECTION 7.  INTEREST, FEES AND EXPENSES
            ---------------------------

  1. Interest on the Revolving Loans shall be payable monthly as of the end of each month and shall be an amount equal to the sum of (i) the Chase Bank Rate plus the Applicable Margin, on a per annum basis on the average of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account at the close of each day during such month (other than Libor Loans) and (ii) Libor plus the Applicable Margin, on a per annum basis on the average of the net balances of Libor Loans owing by the Company to CITBC in the Company's Revolving
Loan Account at the close of each day during such month.   In the event of any
change in said Chase Bank Rate, the rate computed pursuant to clause (i) above shall change, as of the first of the month following any change, so as to remain equal to the Applicable Margin above the Chase Bank Rate. The rate hereunder shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Company's account at the rate provided for herein when due until all Obligations have been paid in full.

  2. The Company may elect to use Libor as to any other outstanding Revolving Loans provided A) there is then no Event of Default, B) the Company has so advised CITBC of its election to use Libor and the Libor Period selected no later than three (3) Business Days preceding the first day of a Libor Period and
C) the election and Libor shall be effective, provided, there is then no Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $1,000,000 or whole multiples thereof and except as otherwise permitted below there shall be no more than three (3) Libor Loans outstanding at one time. If no such election is timely made or can be made, or if the Libor rate can not be determined, then CITBC shall use the Chase Bank Rate to compute interest. In the event the Company requests more than (3) Libor elections the Company shall pay to CITBC a $500 processing fee upon the effective date of each such Libor election hereunder, provided that in no event shall there be more than ten (10) Libor elections outstanding at any one time. In addition, the Company shall pay to CITBC, upon the request of CITBC such amount or amounts as shall compensate CITBC for any loss, costs or expenses incurred by CITBC (as reasonably determined by CITBC) as a result of: (i) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (ii) any failure of the Company to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by CITBC during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by CITBC upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by CITBC of the amount of any such loss or expense, when set forth in a written notice to the Company, containing CITBC calculations thereof in reasonable detail, shall be conclusive on the Company, in the absence of manifest error.

  3. In consideration of the Letter of Credit Guaranty of CITBC, the Company shall pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to one and one-half (1 1/2%) per annum, payable monthly, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit.

  4. Any charges, fees, commissions, costs and expenses charged to CITBC for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's account in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC.

  5. The Company shall reimburse or pay CITBC, as the case may be, for: i) all Out-of-Pocket Expenses of CITBC and b) any applicable Documentation Fee.

  6. Upon the last business day of each month, commencing with the last day of the month in which this Financing Agreement is executed (with respect to which month the Line of Credit Fee shall be pro-rated) the Company shall pay CITBC the monthly installment of the Line of Credit Fee.

  7. To induce CITBC to enter into this Financing Agreement and to extend to the Company the Revolving Loan and the Letter of Credit facility, the Company shall pay to CITBC a Loan Facility Fee in the amount of $275,000.00 payable upon execution of this Financing Agreement.

  8. Upon the date hereof and on the same date in each year thereafter the Company shall pay to CITBC the Collateral Management Fee. Such fee shall be payable annually in advance and shall be non-refundable, not subject to rebate under any circumstance, and deemed fully earned on the due date thereof in each year.

  9. The Company shall pay CITBC's standard charges for, and the fees and expenses of, the CITBC personnel used by CITBC for reviewing the books and records of the Company and for verifying, testing protecting, safeguarding, preserving or disposing of all or any part of the Collateral provided, however, that the foregoing shall not be payable until the occurrence of an Event of Default if the Company is paying a Collateral Management Fee.

  10. The Company hereby authorizes CITBC to charge the Company's Revolving Loan Account with CITBC with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which CITBC may so make to the Company's account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion.

  11. All payments of principal, interest, fees and other amounts to be made pursuant to this Financing Agreement or the Guaranties and Guarantor Security Agreement, shall be made free and clear of and without deduction for any and all present and future taxes arising under the laws of any foreign jurisdiction, including, without limitation, Puerto Rico (including but not limited to any taxes due and payable pursuant to the Section 150 of the Puerto Rico Internal Revenue Code of 1994, withholdings, levies, duties, and charges of any governmental agency and all liabilities with respect thereto, and without set-off, withholding or deduction of any kind whatsoever and if, with regard to any payment to be made by the Company or any Guarantor to CITBC solely pursuant to this Financing Agreement or the Guaranties and Guarantor Security Agreement, any deduction for any and all present and future taxes, withholdings, levies, duties or charges of a governmental agency or any liability with respect thereto is required to be made by the Company or any Guarantor, the Company or any Guarantor shall pay such additional amounts to CITBC as may be necessary in order that the net amount received by CITBC after such deduction shall equal such payment which would have been received by CITBC in the absence of such deduction.

SECTION 8.  POWERS
            ------

  The Company hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to CITBC have been paid in full:

  (a) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral, provided that all such items shall be deposited to the Depository Accounts;

  (b) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;

  (c) To request from customers indebted on Accounts at any time, in the name of CITBC or the Company or that of CITBC's designee, information concerning the amounts owing on the Accounts;

  (d) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC for the Company's account; and

  (e) To take or bring, in the name of CITBC or the Company, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

  Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to CITBC's satisfaction. In addition, the power set forth in (c) above will only be exercised in the Company's name or in the name of a certified public accountant designated by CITBC prior to the occurrence of an Event of Default and so long as the Light Monitoring Arrangement continues in effect not more often than 2 times in any calendar year.

SECTION 9.  EVENTS OF DEFAULT AND REMEDIES
            ------------------------------

  1. Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

  a) cessation of the business of the Company or any Guarantor or the calling of a meeting of the creditors of the Company or any Guarantor for purposes of compromising their debts and obligations;

  b) the failure of the Company or any Guarantor to generally meet debts as they mature;

  c) the commencement by or against the Company or any Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any such involuntary proceeding commenced against the Company or any Guarantor such proceeding is not dismissed or discharged within 30 days after commencement thereof;

  d) breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph e below) or in any other written agreement between the Company or CITBC, provided that such breach by the Company of any of the warranties, representations or covenants referred in this clause d shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to CITBC's satisfaction for a period of thirty (30) days from the date of such breach;

  e)  breach by the Company of any warranty, representation or covenant of
      Section 3, Paragraphs 2(d), 3(a) and (b) (other than the third sentence of paragraph 3 a), 4, and 9; Section 5, Paragraph 3, Section 6, Paragraphs 1,5,6, and 9 through 12;

  f) failure of the Company to pay any of the Obligations within five (5) business days of the due date thereof, provided that nothing contained herein shall prohibit CITBC from charging such amounts to the Company's account on the due date thereof;

  g) the Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA,
      iii) have any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph g such event or condition x) remains uncured for a period of thirty (30) days from date of occurrence and y) could, in the reasonable opinion of CITBC, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;

  h) without the prior written consent of CITBC, the Company shall x) amend or modify the Senior Notes or Subordinated Debt, or y) make any payment or prepayment on account of any Subordinated Debt except as permitted in a Subordination Agreement(s), or z) make any prepayment on the Senior Notes unless after giving effect thereto the Company would have (A) an additional Availability hereunder of $10,000,000 or more and all of the debts, obligations and payables of the Company and the Guarantors are current in accordance with their usual practices and (B) a consolidated Net Worth of at least $5,000,000;

  i) the occurrence of any Default under the Guarantor Security Agreement(s) or failure to promptly pay any amount due pursuant to any demand by CITBC on any Guarantor;


  J) the occurrence of any event of default of (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness of the Company or any Guarantor having a principal amount in excess of $250,000 (including without limitation the Senior Notes); or

  K) the stock of the Guarantors presently held by the Company is transferred; or the stock of the Company presently held by Continental Can Company, Inc. is transferred; or Continental Can Company, Inc. shall cease at any time to have the ability to elect at least fifty percent (50%) of the members of the board of directors of the Company; or Continental Can Company, Inc. shall cease at any time to have the ability to vote a majority of the common stock of the Company (whether by proxy or otherwise).

  2. Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all Revolving Loans provided for in Paragraph 1 of Section 3 of this Financing Agreement and Letters of Credit provided for in Paragraph 1 of Section 4 of this Financing Agreement shall be thereafter in CITBC's sole discretion and the obligation of CITBC to make Revolving Loans and/or open Letters of Credit shall cease unless such Default or Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction, and at the option of CITBC upon the occurrence of an Event of Default: I) all Obligations shall become immediately due and payable; II) CITBC may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in paragraph one of Section 7 of this Financing Agreement provided that with respect to such Default Rate of Interest a) CITBC has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 9 and b) the Company has failed to cure the Event of Default within ten (10) Business Days after x) CITBC deposited such notice in the United States mail or y) the occurrence of the Event of Default listed in paragraph 1(c) of this Section 9; and III) CITBC may immediately terminate this Financing Agreement upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 9. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

  3. Immediately upon the occurrence of any Event of Default, CITBC may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or CITBC; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory without judicial process, and to enter any premises where any Inventory may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CITBC shall deem appropriate. The Company agrees, at the request of CITBC, to assemble the Inventory and Equipment and to make it available to CITBC at premises of the Company or elsewhere and to make available to CITBC the premises and facilities of the Company for the purpose of CITBC's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Company's Obligations, whether due or to become due, in such order as CITBC may elect, and the Company shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

SECTION 10. TERMINATION
            -----------

  Except as otherwise permitted herein, the Company or CITBC may terminate this Financing Agreement and the Line of Credit only as of the initial Anniversary Date or any subsequent

Anniversary Date and then only by giving the other at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in paragraph 1(c) of Section 10 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. Notwithstanding the foregoing, the Company may terminate this Financing Agreement and the Line of Credit prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to CITBC, provided that the Company pays to CITBC immediately on demand, an Early Termination Fee, if applicable. All Obligations shall become due and payable as of any termination hereunder or under Section 9 hereof and, pending a final accounting, CITBC may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Company's Obligations, whether absolute or contingent. All of CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.


SECTION 11.  MISCELLANEOUS
             -------------

  1. The Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CITBC or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

  2. This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Company and CITBC; supersede any prior agreements; can be changed only by a writing signed by both the Company and CITBC; and shall bind and benefit the Company and CITBC and their respective successors and assigns.

  3. In no event shall the Company, upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CITBC ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

  4. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

  5. THE COMPANY AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

  6. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by telegram or telex, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

 (A) if to CITBC, at:

      The CIT Group/Business Credit, Inc.
      1211 Avenue of the Americas
      New York, New York 10036
      Attn: Charles Abrams, Assistant Vice President
      Fax# (212) 536-1295

 (B) if to the Company at:

      Plastic Containers, Inc.
      One Aerial Way
      Syosset, New York 11791
      Attn: Abdo Yazgi
      Fax: (516) 931-6344

      and

      301 Merritt 7 Corporate Park
      Norwalk, CT 06856
      Attn: Jay W. Hereford, Assistant Treasurer
      Fax # (203) 750-5856

or to such other address as any party may designate for itself by like notice.

  7. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

  8. Notwithstanding anything to the contrary in this Amended and Restated Financing Agreement, CITBC hereby consents and agrees to the following transactions:

  (i) the Company's purchase for cash, pursuant to the tender offer commenced October 24, 1996, of up to $104.7 million principal amount of the its outstanding 10 3/4% Senior Secured Notes due 2001, which were originally issued on April 9, 1992 (the "10 3/4% Notes");

 (ii) if less than all of the outstanding 10 3/4% Notes are tendered pursuant to such tender offer, the discharge and defeasance by the Company of its obligations with respect to any untendered 10 3/4% Notes by depositing with the trustee for the 10 3/4% Notes cash in an amount sufficient to redeem all untendered 10 3/4% Notes on April 1, 1997, at redemption prices of (y) 100% of the principal amount of up to $22 million principal amount of untendered 10 3/4% Notes (pursuant to the mandatory redemption provisions of the 10 3/4% Notes Indenture), and (z) 105% of the principal amount of all other untendered 10 3/4% Notes which remain outstanding (pursuant to the optional redemption provisions of the 10 3/4% Note Indenture), together, in each case, with accrued and unpaid interest to such date;

(iii) the issuance by the Company of its Senior Notes in an aggregate principal amount of not more than $125,000,000 and, to secure its obligations with respect to the Senior Notes, the granting by the Company of a first priority security interest in (x) the Continental Can Note (y) all of the outstanding common stock of CPC and Caribbean owned by the Company and (z) all of the other equipment, machinery and other assets (other than Accounts and Inventory) of the Company;

 (iv) the issuance by CPC and Caribbean of joint and several guarantees of the Company's obligations with respect to the Senior Notes and, to secure their obligations with respect to such guarantees, the granting by CPC and Caribbean of first priority security interests in all of their machinery, equipment and other assets (other than Accounts and Inventory);

  (v) the sale, for approximately $40.9, million, by CPC to General Electric Capital Corporation and certain other financial institutions, and the leaseback to CPC (the "1996 Leaseback"), of all of the plastic container manufacturing and ancillary equipment located in CPC's facilities in Baltimore, Maryland; Cincinnati, Ohio; Elk Grove, Illinois; DuPage, Illinois; and Houston, Texas and, to secure its obligations under the 1996 Leaseback, (x) the assignment by CPC of the ground leases for such facilities leased by CPC (Cincinnati, Elk Grove, DuPage and Houston), (y) the granting by CPC of a first mortgage on the real property at CPC's Baltimore facility, and (z) the granting by CPC of a security interest (subject and subordinate to the security interest in favor of CITBC pursuant to an intercreditor agreement in form and substance satisfactory to CITBC in all respects) in its Accounts and Inventory; and

 (vi) the issuance by the Company of a guarantee of the obligations of CPC with respect to the 1996 Leaseback and, to secure its obligations under such guarantee, the granting by the Company of a security interest (subject and subordinate to the security interests granted for the benefit of the holders of the Company's Senior Notes) in the Continental Can Note; and

(vii) the payment by CPC of a dividend on its common stock in the amount of $30,000,000 and the loan by the Company of $30,000,000 to Continental Can Company, Inc., such loan to be evidenced by the Continental Can Note, provided that the Company shall not borrow such funds from CITBC hereunder.


IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above. This Financing Agreement shall take effect as of the date set forth above after being accepted below by an officer of CITBC after which, CITBC shall forward to the Company a fully executed original for its files.


                    Very truly yours,

                    THE CIT GROUP/BUSINESS CREDIT, INC.

                    By /s/
                       -----------------------------------
                       Sr. Vice President


Read and Agreed to:

PLASTIC CONTAINERS INC.

By /s/ ABDO YAZGI
  --------------------------------------------
Title:  Vice President

                    Executed and Accepted at
                        New York, New York
                        ------------------

                    THE CIT GROUP/BUSINESS CREDIT, INC.


                    By   /s/
                         -----------------------------------
                         Sr. Vice President


                          REAFFIRMATION OF GUARANTORS
                          ---------------------------

The undersigned hereby consent to the execution of the foregoing Amended and Restated Financing Agreement and confirm that their respective guaranties and/or security agreements shall continue in full force and effect in accordance with the terms, provisions and conditions thereof with respect to the Company's Obligations notwithstanding the execution of the foregoing Amended and Restated Financing Agreement.

CONTINENTAL PLASTIC CONTAINERS, INC.


By:  /s/ ABDO YAZGI
    -------------------------------------------------------
Title:  Vice President

CONTINENTAL CARIBBEAN CONTAINERS, INC.


By: /s/ ABDO YAZGI
    ------------------------------------------------------
Title:  Vice President

                       EXHIBIT A - BORROWING BASE REPORTS
                       ----------------------------------

                                 000'S OMITTED

                                                       DATE
                                                       -----
Net Receivables as reported on balance sheet              0
Plus Reserves                                             0
Minus miscellaneous receivables                           0
                                                       ----

Gross Trade Accounts Receivable                           0
Less:
  Sales to the US                                         0
  Foreign sales not secured by L/C                        0
  Sales to Canada (excess of $5,000M)                     0
  Sales more than 90 days past due                        0
  Sales more than 60 but less than 90 days past due       0
  Credit balance past due                                 0
  Crossage                                                0
  Contra accounts                                         0
  Sales to parent or affiliate                            0
  Bill and hold/consignment sales                         0
  Sales to customers in bankruptcy/insolvency             0
  Claims payable                                          0
  Reserve for rebate                                      0
  Charge Backs                                            0
  Other reserves - Puerto Rico                            0
                                                       ----
Sub Total                                                 0
                                                       ----
Total Eligible Accounts Receivable                        0
                                                       ----

Accounts Receivable advance percentage                 85.0%
                                                       ----

Availability from accounts receivable                     0
                                                       ====

                                                       DATE
                                                       ----
Inventories net of reserve as reported on balance         0
 sheet

Minus:
  Slow moving/obsolete                                    0
  Supplies - parts                                        0
  Molds                                                   0
  Puerto Rico                                             0
                                                       ----

Total eligible inventory                                  0
                                                       ----

Inventory advance percentage                           60.0%
                                                       ----

Availability from inventory                               0
                                                       ====


                                                       DATE
                                                       ----
Availability from Accounts Receivable                     0
Availability from Inventory                               0
                                                       ----

Total Availability                                        0

Less Outstanding Borrowings                               0
Less Outstanding L/C's                                    0
                                                       ----

Remaining Availability                                    0

                          SCHEDULE 1 - EXISTING LIENS
                          ---------------------------

Liens on assets and property of the Company and the Guarantors existing on the date hereof and disclosed by lien searches conducted by National Code Corporation ("NCC") and reflected in NCC letters to CITBC dated August 7, 1995, August 10, 1995, August 17, 1995, August 24, 1995, August 30, 1995, October 2,
1995, October 24, 1995, October 26, 1995 and October 27, 1995.

        SCHEDULE 2 - LOCATIONS OF CHIEF EXECUTIVE OFFICE AND COLLATERAL
        ---------------------------------------------------------------

Chief Executive Office
----------------------

 Plastic Containers, Inc.
 One Aerial Way
 Syosset, New York 11791 (Nassau County)

 Continental Plastic Containers, Inc.
 301 Merritt 7 Corporate Park
 Norwalk, CT 06856 (Fairfield County)

 Continental Caribbean Containers, Inc.
 Avenida Parque Central 1000
 Parque Industrial Bairos
 Caguas, PR 00725

 Collateral Locations
 --------------------

   Plants
   ------

(a)   Owned
      -----

(1)   15 Mineral Street
      Oil City, PA 16301 (Venango County)

(2)   1217 E. St. Gertrude Pl.
      Santa Ana, CA 92707 (Orange County)

(3)   5000 Fulton Drive
      Suisun City, CA 94585 (Solano County)

(4)   7100 E. Baltimore Street
      Baltimore, Md 21224 (Baltimore City and County)

*(5)  Avenida Parque Central 1000
      Parque Industrial Bairos
      Caguas, PR 00725

(b)   Leased
      ------

(6)   95 W. Cresentville Rd.
      Springdale, OH 45246 (Hamilton County)

(7)   435 Roush Rd.
      Lima, OH 45801 (Allen County)

(8)   19801 Holland Rd.
      Brookpark, OH 44142 (Cuyahoga County)

(9)   1300 Northwest Avenue
      West Chicago, IL 60185 (DuPage County)

(10)  2727 E. Higgins Rd.
      Elk Grove, IL 60007 (Cook County)

(11)  5200 Region Court
      Lakeland, FL. 33801 (Polk County)

(12)  Route 2 Congo Rd.
      Newell, WV 26050 (Hancock County)

(13)  170 Circle Dr. North
      Piscataway, NJ 08854 (Middlesex County)

(14)  6831 Silsbee Rd.
      Houston, TX 77033 (Harris County)

(15)  11725 W. 85th St.
      Lenexa, KS 66214 (Johnson County)

(16)  1234 North 7th St.
      West Memphis, Arkansas 72303 (Crittenden County)

(17)  400 Indeco Drive - Suite A
      Atlanta, GA, 30336 (Fulton County)

Computer and Billing Records
----------------------------

      8420 West Dodge Road, Suite 301
      Omaha, Nebraska 68114 (Douglas County)

Sales Offices
-------------

(a)   2727 E. Higgins
      Elk Grove, IL 60007 (Cook County)

(b)   4050 Executive Park Dr.
      Suite 400
      Cincinnati, OH 45241 (Hamilton County)

(c)   1217 E. St. Gertrude Pl.
      Santa Ana, CA 92707 (Orange County)

(d)   654 N. Sam Houston Parkway E.
      Suite 117
      Houston, TX 77060 (Harris County)


* Caribbean assets only

Schedule of Finished Goods Warehousing Facilities
-------------------------------------------------

Warehouse Name                            Location
--------------                            --------

Foster Forbes Warehouse          Route 5, Rouseville PA (Venango
                                      County)

Dependable Plastics WHSE              4900 Fulton Dr.,
                                      Suisun City, CA 94585 (Solano County)

American Stitching & Box, Inc.        2320 Cordella Road
                                      Fairfield, CA 94533 (Solano County)

American Stitching & Box, Inc.        2500 Huntington
                                      Fairfield, CA 94533 (Solano County)

H & O Distribution                    3250 Osborne Drive
                                      Fairfield OH 45014 (Butler County)

Lagrou Distribution Center       1800 West Hawthorne Lane
                                      W. Chicago, IL 60185 (DuPage County)

Sterns Warehouse                      3825 Stern Avenue
                                      St. Charles, IL 60174 (Kane County)

Bridgestone/Firestone, Inc.           19700 Holland Road
                                      Brook Park, OH 44142 (Cuyahoga County)

Southern Merchandise & Storage        3232 Panama Expressway
                                      San Antonio, TX 78208 (Bexar County)

Young Chemical (formerly Caravan)     6427 Eastland Rd.
                                      Brook Park, OH 44142

Travelers Insurance Co.               6114 Donoho Street
                                      Houston, TX 77053 (Harris County)

Angus Corporation                     2611 Lathrop
                                      Houston, TX 77020 (Harris County)

Security Capital Industrial Trust     7800 Mykawa
                                      Houston, TX 77033 (Harris County)

Warehouse-Double L                    Williams Ave & Sugar St.
                                      Lima, OH 45802 (Allen County)

Clausen Warehouse                     1219 South 2nd Street
                                      Clinton, VA 32792 (Clinton County)

R.M.I Warehouse                       39149 W. Red Arrow Highway
                                      PawPaw, MI 49079 (Van Buren County)

Midwest Warehouse                     505 Northwest Avenue
                                      North Lake, IL 60164 (Cook County)

National Distribution Centers         1099 Pratt Blvd.
                                      Elk Grove, IL 60007 (Cook County)

Newport Distribution                  51-53 Hook Road
                                      Bayonne, NJ 07008 (Hudson County)

Ambridge Industrial Center            338 14th Street
                                      Ambridge, PA 15003 (Beaver County)

Cotton Service Warehouse              100 South 6th Street
                                      West Memphis, AR 72303 (Crttenden County)

JMB Warehouse (Plant 142)             810 L.H. 10 South
                                      Beaumont, TX 77707 (Jefferson County)

Empire Container                      1843 N. Toppino
                                      N. Kansas City, MO 64100 (Clay County)

R & S Warehouse                      1700 E. Keating
                                     Muskegan, MI 49412 (Muskegan County)

Newport Distribution                 991 Englehart Ave
                                     Avenel, NJ 07001 (Middlesex County)      .